UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SALISBURY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5 BISSELL STREET

P.O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	4:00 p.m., Eastern Daylight Time (“EDT”), Wednesday, May 15, 2019

Location:	The Hotchkiss School (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039

Record Date:	Shareholders at the close of business on March 15, 2019 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment(s) thereof.

Matters to be voted upon:	1. Election of three (3) directors, each to serve for a three (3) year term who, with the eight (8) directors whose terms do not expire at this meeting, shall constitute the full Board of Directors of Salisbury.

2. Ratification of the appointment of Baker Newman & Noyes, P.A., LLC as independent auditors for Salisbury for the fiscal year ending December 31, 2019.

3. Approval, by non-binding advisory vote, of the compensation of Named Executive Officers.

4. Approval, by non-binding advisory vote, on the frequency of voting on the compensation of Named Executive Officers

5. Any other business properly brought before the meeting and any adjournment(s) thereof.

Your vote is very important to us and we request that you vote your shares, regardless of the number of shares you own. You can vote your shares via the internet, toll-free telephone call, or by completing, signing and returning the enclosed proxy card for which a postage-prepaid return envelope is provided.

Directions to The Hotchkiss School (Griswold Science Building) may be obtained by writing to Shelly L. Humeston, Secretary, Salisbury Bank and Trust Company, 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868 or by calling 1-860-435-9801 or toll-free at 1-800-222-9801.

BY ORDER OF THE BOARD OF DIRECTORS OF

SALISBURY BANCORP, INC.

Shelly L. Humeston

Secretary

April 8, 2019

Lakeville, Connecticut

Whether or not you plan to attend the Annual Meeting, we encourage you to vote as promptly as possible via the internet, telephone, or by completing, signing and returning the enclosed proxy card. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting. A shareholder may also revoke a proxy at any time before it is voted at the Annual Meeting by giving notice, in writing, to Shelly L. Humeston, Secretary, 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868. The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy.

5 BISSELL STREET

P.O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2019

INTRODUCTION

The enclosed proxy card is solicited by the Board of Directors (the “Board of Directors”) of Salisbury Bancorp, Inc. (“Salisbury”), for use at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 15, 2019, at 4:00 p.m. EDT, at The Hotchkiss School, (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039, and at any and all adjournment(s) thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Annual Meeting. This Proxy Statement and the enclosed proxy card are being mailed to shareholders (the “Shareholders”) beginning on or about April 8, 2019. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by Salisbury. In addition, proxies may be solicited by directors, officers and employees of Salisbury and Salisbury Bank and Trust Company (the “Bank”) personally by telephone or other means. Salisbury will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of Salisbury’s common stock (the “Common Stock”).

If your shares are in a brokerage or fiduciary account (in “street name”), your broker or bank will send you a voting instruction form instead of a proxy card. Please follow the instructions on such form to instruct your broker, bank or other holder of record how to vote your shares. If you wish to attend the meeting and vote your shares in person, you must follow the instructions on the voting instruction form to obtain a legal proxy from your broker, bank or other holder of record. Alternatively, you may vote by telephone or via the internet as instructed by your broker or bank, if applicable.

VOTING, QUORUM AND VOTES REQUIRED

The Board of Directors has fixed the close of business on March 15, 2019 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 2,806,781 shares of Salisbury’s Common Stock (par value $.10 per share) were outstanding and entitled to vote and held by approximately 2,290 Shareholders of Record. Each share of Common Stock is entitled to one vote on all matters to be presented at the Annual Meeting. Votes withheld, abstentions and broker non-votes are not treated as having voted on any proposal and are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

If the enclosed proxy card is properly executed and received by Salisbury in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted “FOR” all the Nominees in Proposal 1, “FOR” Proposals 2 and 3, for “EVERY YEAR” with regard to Proposal 4, and in accordance with the determination of a majority of the Board of Directors as to other matters discussed in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors and Management do not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting.

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If you participate in the Salisbury Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form for the ESOP that reflects all shares of Salisbury allocated to your account that you may direct the trustee of the ESOP to vote on your behalf. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Salisbury Common Stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all allocated shares for which it has received voting instructions in accordance with such instructions and will vote all shares for which a participant has marked the vote authorization form to “ABSTAIN” and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your ESOP vote is 11:59 p.m. EDT Wednesday, May 8, 2019.

VOTING

Via the Internet

If you wish to vote via the internet, go to www.proxyvote.com and follow the instructions. You will need the 16-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available 24 hours a day, 7 days a week, up until 11:59 p.m. EDT, on May 14, 2019.

By Telephone

If you wish to vote by telephone, call toll-free 1-800-690-6903 and follow the instructions. You will need the 16-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available 24 hours a day, 7 days a week, up until 11:59 p.m. EDT, on May 14, 2019.

By Mail

You can also vote by completing, dating and signing your proxy card exactly as your name appears on the proxy card and returning it by mail in the postage-paid envelope provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instruction form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting via the internet or by telephone.

At the Annual Meeting

Whether you are a shareholder of record or your shares are held in street name, you may vote your shares at the Annual Meeting if you attend in person. If you own shares held in street name and you intend to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Even if you plan to attend the Annual Meeting, we encourage you to vote via the internet or by telephone prior to the meeting. It is fast and convenient, and your vote is recorded and confirmed immediately.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019

This Notice, the Proxy Statement, Salisbury’s 2018 Annual Report, and the Proxy Card or voting instruction form are available, free of charge, at salisburybank.com.

The information found on, or otherwise accessible through, Salisbury’s website is not incorporated by reference hereto, and is not otherwise a part of, this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information as of March 15, 2019 regarding the number of shares of Common Stock beneficially owned by each Director, Nominee for Director, and Named Executive Officers (“NEOs”) of Salisbury, and by all Directors, Nominees for Director, and Executive Officers of Salisbury as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Perfecnt of Class (%) (2)
Peter Albero	3,000	(3)	*
Louis E. Allyn, II	4,631		*
Charles M. Andola	25,422		*
George E. Banta	97,632	(4)	3.48
Arthur J. Bassin	15,691	(5)	*
Richard J. Cantele, Jr.	21,225	(6)	*
James E. Cotter	99	(7)	*
John M. Davies	11,186	(8)	*
David B. Farrell	4,869		*
Michael D. Gordon	27,078	(9)	*
Polly Diane Hoe	46,140	(10)	1.64
Nancy F. Humphreys	7,092	(11)	*
Holly J. Nelson	4,025	(12)	*
John F. Perotti	15,242	(13)	*
Michael A. Varet	68,636	(14)	2.45
All Directors, Nominees for Director, and Executive Officers of Salisbury as a group of twenty (20) persons	371,379		13.23

* Percent ownership is less than 1%.

(1)	The shareholdings include, in certain cases, shares owned by or in trust for a director’s spouse and/or children or grandchildren, and in which all beneficial interest has been disclaimed by the director. The shareholdings also include shares that the director has the right to acquire within sixty (60) days of March 15, 2019 by the exercise of any right or option. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.
(2)	Percentages are based upon the 2,806,781 shares of Salisbury’s Common Stock outstanding and entitled to vote on March 15, 2019.
(3)	Mr. Albero is a NEO of Salisbury. Includes 500 shares of restricted stock granted 8/23/17, and 500 shares of restricted stock granted 5/25/18, in accordance with the 2017 Long Term Incentive Plan of Salisbury, which shares shall fully vest on the third anniversary of the grant date.
(4)	Includes 36,153 shares held in Banta Food Co., Inc. Profit Sharing Plan of which Mr. Banta is the CEO, for which shares Mr. Banta disclaims beneficial ownership. Includes 30,561 shares owned by George E. Banta’s spouse.
(5)	Includes 13,791 shares owned by the Arthur J. Bassin and Susan B. Bassin Revocable Agreement of Trust.
(6)	Includes 12,480 shares owned jointly by Richard J. Cantele, Jr. and his spouse, 6 shares owned by Richard J. Cantele, Jr. as custodian for his daughter, 2,000 shares of restricted stock granted 4/28/17 to Richard J. Cantele, Jr. in accordance with the 2011 Long Term Incentive Plan of Salisbury Bancorp, Inc., which shares shall fully vest on the third anniversary of the grant date, 1,000 shares of restricted stock granted 5/25/18 in accordance with the 2017 Long Term Incentive Plan of Salisbury Bancorp, Inc. which shares shall fully vest on the third anniversary of the grant date, and 1,101 shares allocated to Mr. Cantele pursuant to Salisbury’s Employee Stock Ownership Plan.
(7)	Mr. Cotter is a NEO of Salisbury for fiscal year ended 2018. He departed as an employee of the Bank on 12/31/2018.

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(8)	Mr. Davies is a NEO of Salisbury. Includes 500 shares of restricted stock granted 4/28/17 in accordance with the 2011 Long Term Incentive Plan of Salisbury Bancorp, Inc., which shares shall fully vest on the third anniversary of the grant date, 500 shares of restricted stock granted 5/25/18 in accordance with the 2017 Long Term Incentive Plan of Salisbury Bancorp, Inc. which shares shall fully vest on the third anniversary of the grant date, and 611 shares allocated to Mr. Davies pursuant to Salisbury’s Employee Stock Ownership Plan.
(9)	Includes 675 shares owned by Michael D. Gordon’s spouse and 698 shares held by Zimmer Brothers, Inc., a family owned corporation of which Mr. Gordon is the President.
(10)	Includes 5,000 shares owned by Polly Diane Hoe’s spouse.
(11)	Includes 4,102 shares owned jointly by Nancy F. Humphreys and her spouse.
(12)	Includes 8 shares owned by Holly J. Nelson as guardian for a minor child.
(13)	Includes 9,514 shares owned jointly by John F. Perotti and his spouse. Also includes 2,945 shares owned by his spouse with respect to which John F. Perotti has disclaimed beneficial ownership.
(14)	Includes 18,540 shares owned by Michael A. Varet’s spouse and 18,546 shares owned by his children, for which shares Michael A. Varet has disclaimed beneficial ownership.

Security Ownership of Certain Beneficial Owners (Principal Shareholders)

Management is not aware of any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who owns beneficially more than 5% of Salisbury’s Common Stock (a “Principal Shareholder”) as of the Record Date (March 15, 2019).

Executive Officers

The following table sets forth information regarding the executive officers of Salisbury, and the executive officers of the Bank that are deemed executive officers of Salisbury pursuant to Rule 3b-7 of the Exchange Act, followed by certain biographical information as of December 31, 2018. Executive Officers are generally appointed by the Board each year following the Annual Meeting.

Name	Position	Age	Years of Service
Peter Albero(1)	Executive Vice President and Chief Financial Officer of Salisbury and the Bank	54	1
Richard J. Cantele, Jr.(2)	President and Chief Executive Officer of Salisbury and the Bank	59	37
Todd M. Clinton(3)	Executive Vice President and Chief Risk Officer of the Bank	57	32
James E. Cotter(4)	Executive Vice President and Chief Operating Officer of the Bank	58	3
John M. Davies(5)	President of NY Region and Chief Lending Officer of the Bank	56	4
Steven M. Essex(6)	Executive Vice President and Head of Trust Wealth Advisory Division	49	9
Richard P. Kelly(7)	Executive Vice President and Chief Credit Officer of the Bank	60	6
Amy D. Raymond(8)	Executive Vice President and Chief Retail Banking Officer of the Bank	47	18
Elizabeth A. Summerville(9)	Executive Vice President and Chief Retail and Loan Operations Officer of the Bank	59	15

(1)	Mr. Albero was appointed Executive Vice President and Chief Financial Officer of Salisbury and the Bank on October 20, 2017. Mr. Albero holds a BS in Accounting and Finance from Manhattan College and an MBA from New York University. He is a Certified Public Accountant with more than 20 years of accounting management. He previously served as Director, Financial Services Advisory Practice at PricewaterhouseCoopers LLP, New York, NY since September 2015. Prior to that, Mr. Albero spent 27 years at Morgan Stanley, New York, NY most recently serving as Managing Director, Head of SEC Reporting and Disclosure from June 2014 to July 2015. He served as Managing Director, Head of Regulatory Reporting from September 2012 to May 2014 and prior to that, as Managing Director, Head of Corporate Reporting and Analysis from December 2007 to August 2012.
(2)	Mr. Cantele has been a director of Salisbury and the Bank since 2005. Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance; and graduated from the Stonier Graduate School of Banking in 1997. Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury.
(3)	Mr. Clinton joined the Bank in 1987. He was named Executive Vice President and Chief Risk Officer in May of 2014. Prior to that, he served as Senior Vice President, Chief Technology and Compliance Officer of the Bank since June of 2002. Mr. Clinton served as Operations Officer of the Bank from September of 1997 to June of 2002. He is a graduate of the Connecticut School of Finance and Management and the ABA Compliance Management School with more than 35 years of experience in community banking.

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(4)	Mr. Cotter joined the Bank on January 29, 2016 as Executive Vice President and Chief Operating Officer of the Bank. Mr. Cotter previously served as Executive Vice President and Chief Operating Officer of Naugatuck Valley Savings and Loan since May 2013. Prior to that time, he served as Senior Vice President at Newtown Savings Bank from February 2006 to May 2013 and served as Senior Vice President at Fairfield County Bank from January 2000 to February 2006. Mr. Cotter earned his Bachelor’s degree in Finance from the University of Connecticut and his MBA in Accounting from the University of New Haven. He was previously a registered Certified Public Accountant in the State of Connecticut. Mr. Cotter departed as an employee of the Bank effective December 31, 2018.
(5)	Mr. Davies joined the Bank as President of the New York Region in December of 2014 and subsequently assumed the additional responsibility of Chief Lending Officer. Prior to that, Mr. Davies served as President and Chief Executive Officer of Riverside Bank for three years and served as Executive Vice President of Riverside Bank prior to that. He is a graduate of Pace University with an MBA in Business Administration and has more than 25 years of commercial lending experience.
(6)	Mr. Essex joined the Bank in 2009 as Vice President, Trust Officer. In January of 2014 he assumed responsibility as Interim Head of the Trust Wealth Advisory Department. In June of 2014, he was promoted to Senior Vice President, Head of Trust Wealth Advisory Services, and in May 2016 he was promoted to Executive Vice President, Head of Trust Wealth Advisory Services. Mr. Essex is a graduate of the University of Connecticut with a Bachelor’s degree in Economics. He has more than 20 years of experience in high net worth relationship management, business development, and financial and estate planning.

(7)	Mr. Kelly joined the Bank in April of 2013 as Vice President, Senior Commercial Lender. In October of 2013, he was appointed to serve as Senior Vice President and Chief Lending Officer. He was named Executive Vice President and Chief Lending Officer in May of 2014. In December of 2014, Mr. Kelly was named Executive Vice President and Chief Credit Officer. He is a graduate of Hamilton College with a BA in Economics and has worked in commercial banking for more than 30 years.
(8)	Mrs. Raymond joined the Bank in June of 2001 as Special Projects Coordinator. She has held a number of different positions within the bank since that time, including Branch Manager, Mortgage Processor, and Sales Manager for Mortgage Originations. In May of 2006 she was promoted to Assistant Vice President, Mortgage Origination. In May of 2007 she was promoted to Vice President, Mortgage Origination. In May of 2014 she was promoted to Senior Vice President, Retail Lending and CRA Officer. In April of 2015 she was named Senior Vice President, Retail and Commercial Operations Manager, CRA Officer. Mrs. Raymond was named Executive Vice President and Chief Retail Banking Officer in February of 2019. She holds a BS in Business Management from the University of New Haven. She has more than 18 years of experience in community banking.
(9)	Mrs. Summerville joined the Bank in January of 2004 as Vice President, Special Projects. In January of 2007, she was named Senior Vice President, Retail Banking. Mrs. Summerville was named Executive Vice President, Chief Retail Officer in May of 2014. In February of 2019, she was named Executive Vice President, Chief Retail and Loan Operations Officer. Mrs. Summerville is a graduate of the ABA Compliance Management School, the New England School of Banking, and has received her AIB Applied Banking Certificate. She has more than 40 years of banking experience.

PROPOSAL 1

ELECTION OF DIRECTORS

Shareholders are being asked to elect the three (3) nominees listed below to the Board of Directors of Salisbury. The number of directors shall be fixed from time to time by the Board of Directors pursuant to Salisbury’s Bylaws. The Board of Directors has set the number of directors at eleven (11). Pursuant to Salisbury’s Bylaws, the Board of Directors of Salisbury is divided into three (3) classes as nearly equal in number as possible. Classes of directors serve for staggered three (3) year terms. A successor class is elected at each annual meeting of shareholders when the terms of office of the members of that class expire. Vacant directorships may be filled, until the next meeting at which directors are elected, by the vote of a majority of the directors then in office. A plurality of votes cast in favor is necessary for the election of directors. If you do not vote for a nominee, or you indicate “withhold” for any nominee on your proxy card, your vote will not count “FOR” or “AGAINST” the nominee.

Directors and Nominees for Election for a Three Year Term

There are three (3) directorships on the Board of Directors up for election this year. The following individuals have been nominated to serve for a three (3) year term: David B. Farrell, Michael D. Gordon, and Michael A. Varet. The three (3) nominees are presently members of the Board of Directors. Unless otherwise directed, the proxies will be voted “FOR” such nominees. In the event any one or more nominees is unable or declines to serve (events which are not anticipated), the persons named as proxies may vote for some other person or persons as the Board of Directors may recommend.

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The following table sets forth certain information, as of March 15, 2019, with respect to Salisbury’s directors.

Nominees for election for terms expiring in 2022
Name	Age	Positon	Director Since
David B. Farrell	63	Director	2012
Michael D. Gordon	73	Director	2014
Michael A. Varet	77	Chairman of the Board	1998

Continuing directors whose terms expire in 2020
Name	Age	Position	Director Since
Charles M. Andola	75	Director	2014
George E. Banta	83	Director	2014
Richard J. Cantele, Jr.	59	President, Chief Executive Officer, Director	2005
Nancy F. Humphreys	77	Director	2001

Continuing directors whose terms expire in 2021
Name	Age	Position	Director Since
Arthur J. Bassin	74	Director	2010
Polly Diane Hoe	74	Director	2014
Holly J. Nelson	65	Director	1998
John F. Perotti	72	Director	1998

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE THREE (3) NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY.

Information about our Directors

The Board of Directors is composed of a diverse group of persons with a variety of experience, qualifications, attributes and skills that enable the Board of Directors to meet the needs of Salisbury’s governance principles and make a positive impact on the Bank’s business and the communities served by the Bank. In particular, the Board of Directors consists of a group of individuals who collectively bring a mix of skills and knowledge in the areas of banking, finance, accounting and business. All members of the Board of Directors have an understanding of finance and accounting, are able to read and understand fundamental financial statements and generally accepted accounting principles and their application to the accounting of Salisbury. Each of the director’s previous experience, analytical aptitude and leadership provide Salisbury with a wealth of knowledge from which it may draw. In addition, members of the Board of Directors are active in, and knowledgeable about, the local communities in which Salisbury and the Bank operate. These are valuable skills and attributes for service as a director of Salisbury and the Bank. None of Salisbury’s directors serve on the boards of directors of other public companies.

Board Nominees for Terms Ending in 2022

David B. Farrell has been a director of the Bank and Salisbury since June, 2012. Mr. Farrell graduated from St. Bonaventure University, cum laude, in 1977 with a B.S. degree in Business and Accounting. He was formerly a Certified Public Accountant in New York State. Mr. Farrell is the Chief Executive Officer of NAPPI International, an organization providing behavioral training through customized counseling and support. Mr. Farrell is also Chief Executive Officer and Founder of Farrell & Company, LLC, a management consulting firm. Mr. Farrell previously served as President and Chief Executive Officer and member of the board of directors of Bob’s Stores (1999-2008) and previously served as an officer and director of Berkshire Hills Bancorp (2005-2009). Mr. Farrell’s education and experience in the retail and financial services industries as well as his prior experience as a director of another financial institution provides valuable knowledge and insight to Salisbury and the Bank. In particular, his extensive background in accounting and financial oversight provides a unique set of skills to the Board.

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Michael D. Gordon has been a director of the Bank and Salisbury since 2014. Mr. Gordon is a U.S. Navy Vietnam Veteran. He attended Merrimack College and the Connecticut School of Broadcasting. After graduating from broadcasting school, he joined WKIP radio in Poughkeepsie as a rock n’ roll disc jockey and then WHVW in Hyde Park. In July 1970, he married Debby Zimmer and joined her family’s business, Zimmer Brothers Jewelers in 1971. He is now President of the 126 year old family firm. Mr. Gordon is co-founder and past President of the Arlington Business Improvement District and a fifteen year member of the Pleasant Valley Planning Board. He currently serves as President of the Dutchess County Historical Society. Mr. Gordon was a founding director of Riverside Bank, and his 26 years of experience on Riverside Bank’s board and committees, as well as his community service, provide valuable insight and experience to the Board.

Michael A. Varet has been a director of the Bank since 1997 and of Salisbury since 1998. Mr. Varet graduated with a B.S. in Economics from the University of Pennsylvania, Wharton School in 1962 and from Yale Law School with an LL.B. in 1965. Mr. Varet was elected Chairman of the Board in 2010 before which Mr. Varet had served as Presiding Director since 2007. Mr. Varet is a Senior Counsel to the law firm of DLA Piper LLP (US), New York, NY. Mr. Varet’s education and experience enables him to provide valuable knowledge to the Board and his legal background and analytical skills provide insight into financial services and corporate governance matters.

Continuing Directors with Terms Ending in 2020

Charles M. Andola has been a director of the Bank and Salisbury since 2014. Mr. Andola graduated from Cornell University in 1965, returning to the Hudson Valley to become the Chief Operating Officer of Costa Apple Products, a family owned company. After purchasing Costa Apple from the family in 1974, he joined two others as a partner in United Apple Sales. Campbell Soup bought Costa Apple from United Apple Sales for its Pepperidge Farm division in 1982. Mr. Andola served as a consultant to Pepperidge Farm for three years. During this period, he led United Apple Sales’ efforts establishing direct routes for their export sales division worldwide. Mr. Andola founded the US Apple Export Council and served as the New York State representative from 1988 until 2004. He was elected chairman in 1996, and again in 2004. Mr. Andola is the U.S. representative for Apple and Pear Australia. He currently serves on the Cornell College of Agriculture and Life Sciences Advisory Board as well as the Cornell Sprint Football Board of Directors, and has also served on the board of the Processed Apples Institute in Washington, DC, and on the board of Saint Francis Hospital in Poughkeepsie, NY. Mr. Andola was one of the fifteen founders of Riverside Bank. He formerly served on the board of Riverside Bank since 1988, and served as chairman from August 2012 to December 2014. Mr. Andola’s extensive experience in business and corporate management, as well as his service on the Riverside Bank board, provide him with qualifications and skills to serve as a director of Salisbury.

George E. Banta has been a director of the Bank and Salisbury since 2014. Mr. Banta is a graduate of Cornell University, School of Hotel Administration and has over 25 years of experience in the restaurant, hotel, and real estate businesses. Mr. Banta owns the Beekman Arms Inn in Rhinebeck, New York, and serves as President of Banta Properties, Inc., which owns and operates three restaurants. Mr. Banta is also President of Banta Motel Co. Inc., which owns and operates 20 franchise hotels in New York, Connecticut, Pennsylvania, and New Jersey. He is also a partner in several real estate holdings. Mr. Banta’s expansive knowledge of real estate and related business experience are valuable to the Board’s overall capabilities.

Richard J. Cantele, Jr. has been a director of Salisbury and the Bank since 2005. Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance, and graduated from the Stonier Graduate School of Banking in 1997. Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury. He became a director of Sharon Hospital in 2017. Mr. Cantele’s positions as President and Chief Executive Officer along with his extensive years of service to Salisbury and the Bank provide him with thorough knowledge of the Bank and the markets which it serves.

Nancy F. Humphreys has been a director of the Bank and Salisbury since 2001. Mrs. Humphreys graduated from Chatham College in 1963 and from Syracuse University, Maxwell Graduate School in 1965. Mrs. Humphreys retired from Citigroup New York, Citibank, in February of 2000 as Managing Director and Treasurer of Global Corporate Investment Bank North America. Mrs. Humphreys’ finance and treasury knowledge and experience are great assets, particularly in the area of asset and liability management as well as with respect to the financial services industry generally.

Continuing Directors with Terms Ending in 2021

Arthur J. Bassin has been a director of the Bank and Salisbury since June, 2010. Mr. Bassin served as an Artillery Officer in the U.S. Army from 1965 to 1967. He spent 25 years in consumer, commercial and mortgage banking at Citibank (1969-1983) and Dime Savings Bank of New York (1983-1992), followed by 10 years in private equity, most recently as President and Chief Executive Officer of TVData Technologies (1994-2001). Mr. Bassin earned his MBA from Harvard Business School in 1969 and his AB from Harvard College in 1965. He took office as Ancram Town Supervisor in January 2010. Mr. Bassin has served as a director on several boards and currently serves on the Boards of Cricket Hill Farm, Inc. and Cricket Hill Academy, Inc. He became a director of Sharon Hospital in 2017. He previously served on the Board of Amputee Coalition of America. Mr. Bassin also serves on the Ancram Town Board and the Columbia County Board of Supervisors. Mr. Bassin’s experience in board and community service, consumer, commercial and mortgage banking as well as in private equity, in addition to his demonstrated leadership skills, provide valuable insight and skills to Salisbury and the Bank.

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Polly Diane Hoe has been a director of the Bank and Salisbury since 2014. Ms. Hoe graduated cum laude from Vassar College in 1966 and later from NYU School of Law, where she served as an editor of the Law Review. In the early 1990s, after practicing banking law with a prominent New York City firm, she returned to Dutchess County as President and Chief Executive Officer of a family bowling and real estate business. Ms. Hoe served as a director of Riverside Bank from 2000 to 2014. Her experience as a lawyer and businesswoman, as well as her involvement in the local community, enables her to provide valuable insight into regulatory issues, corporate governance, customer and financial services, and business opportunities.

Holly J. Nelson has been a director of the Bank since 1995 and of Salisbury since 1998. Ms. Nelson graduated from Cornell University with a B.A. in 1979. Ms. Nelson is the Marketing Project Strategist at Omega Institute in Rhinebeck, NY, a non-profit educational retreat center. She is a member of Iceland Adventure, LLC, a tour operator, and she also provides sales, economic development, fundraising and organizational consultation to businesses and organizations. Ms. Nelson has served in a board and leadership capacity for many organizations, including board member of the Berkshire Taconic Community Foundation, board member of the HousingUs affordable housing initiative, and member and chair of the Nominating and Governance Committee of Salisbury. She has been involved in a variety of non-profit organizations in NY, CT, and MA, as well as public government positions in the Town of North East, New York. Ms. Nelson’s education, knowledge of non-profit organizations, and experience in successfully operating small businesses in the New York market area served by the Bank provide valuable perspective and leadership skills to the Board.

John F. Perotti has been a director of the Bank since 1985 and of Salisbury since 1998. Mr. Perotti is a U.S. Army Veteran serving with the 9th Infantry Division in Vietnam in 1968. He attended the University of Connecticut at Storrs; graduated from Hartford Institute of Accounting in 1972; and graduated from Williams College New England School of Banking and Bank Management. During 2009, he retired as Chairman and Chief Executive Officer of Salisbury and the Bank, in which capacity he had served since 2005. Prior to that, he served as President and Chief Executive Officer of Salisbury and the Bank since 1998, and President and Chief Executive Officer of the Bank since 1993. Prior to that, he served as Executive Vice President and Chief Operating Officer of the Bank as well as Vice President and Treasurer of the Bank. Mr. Perotti is a former Chairman of the Connecticut Bankers Association and former President of the Connecticut Community Bankers Association. He was a charter member of the Sharon Housing Authority for the town of Sharon, Connecticut and served as Treasurer on its Board of Directors for many years before retiring in 2004, and was also a member of the Board of Selectman in Sharon. He currently serves as Vice Chairman of the Center for Financial Training, Atlantic and Central States. Mr. Perotti’s lifetime of valuable experience with the Bank and Salisbury, its shareholders, customers and communities served by the Bank provide the Bank and Salisbury with valuable experience.

CORPORATE GOVERNANCE

Salisbury’s Board of Directors believes in implementing strong corporate governance to maximize shareholder value while complying with legal requirements and safe and sound banking principles. Accordingly, the Board has adopted corporate governance practices which, along with the rules and listing standards of the NASDAQ Equities Market (“NASDAQ”) and the regulations of the Securities and Exchange Commission (“SEC”), are periodically reviewed by Management and the Board.

Meetings and Committees of the Board of Directors

The Board of Directors met thirteen (13) times during 2018. The Board’s committees include the Executive Committee, the Human Resource and Compensation Committee, the Nominating and Governance Committee, and the Audit Committee. The members of the committees are appointed by the Board of Directors at least annually. In addition to these committees, the Bank and Company also maintain committees to oversee other areas of Salisbury’s operations.

During 2018, no director attended fewer than 75% of the aggregate of (1) the total number of meetings held by Salisbury’s Board of Directors during the period that the individual served; and (2) the total number of meetings held by all committees of Salisbury’s Board of Directors on which he or she served. Salisbury does not maintain a policy for directors’ attendance at Salisbury’s Annual Meetings of Shareholders, but encourages all directors to attend. All directors of Salisbury attended Salisbury’s Annual Meeting of Shareholders on May 16, 2018.

Director Independence

All directors are considered “independent” within the meaning of the independence standards of NASDAQ with the exception of Richard J. Cantele, Jr., who is an executive officer of Salisbury and the Bank. Richard J. Cantele, Jr. does not serve on any of the Company’s committees other than the Executive Committee. All members of the Nominating and Governance Committee, Human Resource and Compensation Committee and Audit Committee are “independent”. The Board based these determinations of independence primarily on a review of responses to Director Questionnaires regarding current and previous employment relationships as well as material transactions and relationships between Salisbury or the Bank directors, members of their immediate families, and entities in which directors have a significant interest.

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Executive Committee

The Executive Committee has general supervision over the affairs of Salisbury between meetings of the Board of Directors. The members of the Executive Committee are Charles M. Andola, Arthur J. Bassin, Richard J. Cantele, Jr., Nancy F. Humphreys and Michael A. Varet (Chair). The Executive Committee did not meet during 2018.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board of Directors in identifying and evaluating potential nominees for director and recommending qualified nominees to the Board for consideration. The Nominating and Governance Committee oversees an annual evaluation process for the Board of Directors. The Nominating and Governance Committee selects the director nominees to stand for election at Salisbury’s annual meetings of Shareholders. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director has historically operated informally and without any differences in the manner in which it evaluates nominees recommended by Shareholders.

The Nominating and Governance Committee and the Board of Directors consider factors such as those summarized below in evaluating director candidates, including any nominee submitted by Shareholders, and believe that Salisbury’s Bylaws, Nominating and Governance Committee Charter and the qualifications and considerations such as those enumerated below provide adequate guidance and flexibility in evaluating candidates. The Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, the Board understands the importance and value of gender and ethnic diversity, as well as having a diverse range of skills and experience on the Board of Directors. The Board considers diversity in its review of candidates and takes Board diversity into account in the director selection process with respect to personal attributes and characteristics, professional experience, skills, and other qualifications.

Qualifications for director candidates include:

•	Sound business judgment and financial sophistication in order to understand Salisbury’s financial and operating performance and to provide strategic guidance to management.
•	Business management experience.
•	Integrity, commitment, honesty and objectivity.
•	A general familiarity with (i) prudent banking principles; (ii) bank operations/technology; (iii) pertinent laws, policies and regulations; (iv) markets and trends affecting the financial services industry; and (v) local economic and business opportunities.
•	Strong communication skills in order to function effectively with Salisbury’s constituencies.
•	A financial interest in Salisbury as a Shareholder. Generally, candidates should not have relationships with Salisbury or the Bank that would disqualify the candidate from being considered independent.
•	Generally, candidates should be involved in philanthropic, education, business or civic leadership positions.
•	Generally, candidates should be familiar with the geographic areas served by Salisbury.
•	Candidates should evidence a willingness and commitment to devote sufficient time and energy to prepare for and attend Board of Director and committee meetings and to diligently perform the duties and responsibilities of service as a director.
•	Candidates should not have interests that conflict with those of Salisbury or the Bank.

Salisbury has not paid a fee to any third party or parties to identify or assist in identifying or evaluating potential nominees. The Board of Directors and Nominating and Governance Committee do not discriminate on the basis of sex, race, color, gender, national origin, religion or disability in the evaluation of candidates. The Nominating and Governance Committee also recommends to the Board of Directors for its approval that directors serve as members of each committee, recommends corporate governance principles applicable to Salisbury, and oversees the annual evaluation process for the Board.

A copy of Salisbury’s Nominating and Governance Committee Charter is available on Salisbury’s website at salisburybank.com under “Shareholder Relations”, “Governance Documents”.

Any Shareholder who wishes to recommend a nominee for director should send the required information, as set forth below and in Salisbury’s Bylaws, to the attention of the Secretary at Salisbury Bancorp, Inc., 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868. Such nominations by a Shareholder shall be made only if such written notice of such Shareholder’s intent to make such nomination has been given to the Secretary not less than twenty (20) days and not more than sixty (60) days prior to the anniversary date of Salisbury’s proxy statement related to the annual meeting in the prior year.

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Such Shareholder’s notice shall set forth (1) as to each person whom the Shareholder proposes to nominate for election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of Salisbury that are beneficially owned by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to applicable law and regulations (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to the Shareholder giving the notice, (a) the name and address, as they appear on Salisbury’s books, of such Shareholder, (b) the class and number of shares of Salisbury that are beneficially owned by such Shareholder, (c) representation that the Shareholder is a holder of record of Common Stock of Salisbury entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder.

The members of the Nominating and Governance Committee are Arthur J. Bassin, David B. Farrell, Polly Diane Hoe, Holly J. Nelson (Chair), and Michael A. Varet. All such members are “independent” in accordance with the independence standards of NASDAQ. The Nominating and Governance Committee met three (3) times during 2018. All nominees for directors at the 2019 Annual Meeting were nominated by the Nominating and Governance Committee and the Board of Directors.

Audit Committee

Salisbury has a separately-designated standing Audit Committee established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act for the purpose of overseeing the accounting and financial reporting process of Salisbury and audits of the financial statements of Salisbury. Subject to the Audit Committee Charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the Shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of Salisbury, and the quality and integrity of the financial reports of Salisbury. In so doing, it is the responsibility of the Audit Committee to appoint and oversee the independent auditors for Salisbury and to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of Salisbury.

The responsibilities of the Audit Committee are governed by Salisbury’s Audit Committee Charter, which was adopted by Salisbury’s Board of Directors. Its members are George E. Banta, David B. Farrell (Chair), Polly Diane Hoe, Nancy F. Humphreys, and Holly J. Nelson. The Audit Committee formally met eight (8) times during 2018. Each of the members of the Audit Committee is an “independent director” in accordance with the independence standards of NASDAQ. The Board of Directors has determined that David B. Farrell qualifies as an “audit committee financial expert” as such term is defined by federal securities laws and regulations. Additionally, the Board of Directors believes the members of the Audit Committee bring diverse educational, business and professional experience that is beneficial to the Audit Committee function of Salisbury and the Bank and enables the Audit Committee to fulfill its responsibility.

A copy of Salisbury’s Audit Committee Charter is available on Salisbury’s website at salisburybank.com under “Shareholder Relations”, “Governance Documents”.

Compensation Committee

The Human Resource and Compensation Committee (the “Compensation Committee”) is comprised of the following six (6) members of the Board of Directors, all of whom are considered “independent” pursuant to the independence standards of NASDAQ: George E. Banta, Arthur J. Bassin (Chair), David B. Farrell, Polly Diane Hoe, Nancy F. Humphreys, and Michael A. Varet. The role and responsibilities of the Compensation Committee are further described below under “Compensation Discussion and Analysis.” The Compensation Committee met eight (8) times during 2018.

A copy of Salisbury’s Human Resource and Compensation Committee Charter, which the Compensation Committee and the Board of Directors review and assess at least annually, is available on Salisbury’s website at salisburybank.com under “Shareholder Relations”, “Governance Documents”. For further discussion of the Compensation Committee’s process and procedures, including its use of independent compensation consultants and the role of executive officers in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis” below.

Compensation Committee Report

March 8, 2019. The Compensation Committee performs various functions related to compensation, which is described more fully below. The Compensation Committee has reviewed and discussed with management the section below entitled “Compensation Discussion and Analysis.” Based on this discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in our Proxy Statement.

Submitted by: George E. Banta, Arthur J. Bassin (Chair), David B. Farrell, Polly Diane Hoe, Nancy F. Humphreys, Michael A. Varet

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Compensation Committee Interlocks and Insider Participation

No current or former executive officer or other employee of Salisbury or the Bank served on the compensation committee in 2018. No executive officer of Salisbury served on the compensation committee or the board of directors of any other entity during 2018 that had one of its executive officers serving on the compensation committee or the Board of Salisbury or the Bank. No member of the compensation committee of Salisbury had any relationship with Salisbury or the Bank since January 1, 2018 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Board Leadership Structure

Two separate individuals serve in the positions of Chief Executive Officer and Chairman of the Board. Michael A. Varet has served as Chairman of the Board of Salisbury and the Bank since April 30, 2010, before which he served as Presiding Director of Salisbury and the Bank, performing the functions of Chair, since June 2007.

The Board of Directors regularly reviews and assesses the effectiveness of its leadership structure and will implement any changes as it deems appropriate. The leadership structure is comprised of a staggered board of directors, which includes the Chairman, who is independent under the independence standards of NASDAQ, and the Chief Executive Officer, who also serves as President (and is, therefore, not considered independent as he is an officer of Salisbury). All other directors are independent under the independence standards of NASDAQ.

The Board has fixed the number of directors in 2019 at eleven (11). Salisbury has established responsibilities for the Chair and, if warranted, a Presiding Director, to ensure that the Board of Directors is adequately informed about the affairs of Salisbury and the Bank. Salisbury believes that this leadership structure ensures appropriate and effective governance of Salisbury and the Bank.

Salisbury’s Bylaws provide that the Board shall elect from among its members a Chair of the Board, who shall preside at all Board meetings. If the Chair is an officer of Salisbury or the Bank, the Board shall elect an independent Presiding Director and shall by resolution set forth the duties and responsibilities of the Presiding Director. The Board will elect a Chair, and, if warranted, a Presiding Director, at Salisbury’s Organizational Meeting following the Annual Meeting of Shareholders.

Consistent with applicable corporate governance guidelines and Salisbury’s Bylaws, the primary responsibilities of the Chair are to be responsible for the leadership of the board meetings, prepare the agenda and preside over meetings.

To assess effective independent oversight, the Board of Directors has adopted several governance practices, including regular executive sessions of independent directors and annual performance evaluations of the directors and the Chief Executive Officer by the independent directors.

Salisbury recognizes that no single leadership model is appropriate for all companies at all times. The Board of Directors recognizes that, depending upon the circumstances, other leadership models might be appropriate at some point, and the Board of Directors periodically reviews its leadership structure in this regard.

Riverside Division Advisory Board

Following the merger with Riverside Bank, Salisbury established the Riverside Division Advisory Board whose members are familiar with the products and services that we offer. Such Advisory Board provides insights and introductions to enable Salisbury to better serve new customers’ needs in our expanded service area. The members of the Riverside Division Advisory Board include Ira Effron, Austin “Brud” Hodgkins, Paul S. Hoffner, Stephen P. Lumb (Chair), David S. MacFarland, John P. O’Shea, David E. Petrovits, Steven R. Turk, and Carl S. Wolfson. The Riverside Division Advisory Board met four (4) times during 2018. Thomas C. DeBenedictus retired from the Advisory Board effective January 30, 2019.

Board Role in Risk Oversight

The Board oversees the risk management of Salisbury through Board committees, management committees and the Chief Executive Officer. Additionally, the Audit Committee monitors: (1) the effectiveness of Salisbury’s internal controls; (2) the integrity of its Consolidated Financial Statements; and (3) compliance with legal and regulatory requirements. In addition, the Audit Committee coordinates with the internal audit function and the independent registered public accountant.

At the monthly meetings, the Board receives the minutes from each committee meeting as well as various reports from key members of senior management. The Board reviews and discusses these reports with senior managers. The Board also reviews the policies and practices of Salisbury and the Bank on a regular basis. In addition, the Board reviews corporate strategies and objectives and evaluates business performance.

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Code of Ethics

Salisbury has adopted a Code of Ethics and Conflicts of Interest Policy that applies to Salisbury’s directors, officers and employees, including Salisbury’s Principal Executive Officer and Principal Financial Officer. A copy of such Code of Ethics is available upon request, without charge, by writing to Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Board of Directors’ Communications with Shareholders

Salisbury’s Board of Directors does not have a formal process for Shareholders to send communications to the Board of Directors. However, the volume of such communications has historically been de minimus. Accordingly, the Board of Directors considers Salisbury’s informal process to be adequate to address Salisbury’s needs. Historically, such informal process has functioned as follows: any Shareholder communication is forwarded to the President and Chief Executive Officer for appropriate discussion by the Board of Directors and the formulation of an appropriate response. Shareholders may forward written communications to the Board of Directors by addressing such comments to the Board of Directors of Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Audit Committee Report

March 8, 2019. The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year 2018. The Audit Committee has reviewed and discussed Salisbury’s audited financial statements for the fiscal year ended December 31, 2018 with management and has discussed the matters that are required to be discussed by Auditing Standard No. 1301 as adopted by the Public Company Accounting Oversight Board, with Baker Newman & Noyes, P.A., LLC (“BNN”), Salisbury’s independent registered accounting firm.

The Audit Committee has received the written disclosures and the letter from BNN required by the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and has discussed BNN’s independence with respect to Salisbury with BNN.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Salisbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

The foregoing Report of Salisbury’s Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A and 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Submitted by: David B. Farrell (Chair), George E. Banta, Polly Diane Hoe, Nancy F. Humphreys, Holly J. Nelson

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses Salisbury’s overall executive compensation philosophy, guidelines and programs for the fiscal year ended December 31, 2018. Our executive compensation program and policies are designed to reward our executives based upon achievement of long and short-term goals while effectively managing risk. The following discussion explains the process, objectives and measurements used by the Compensation Committee in setting the compensation of Salisbury’s NEOs. For a full understanding of the information presented, please consider the following discussion together with the tables and its related narrative and footnotes below.

The following table lists Salisbury’s NEOs during the fiscal year ended December 31, 2018.

Name	Position with Salisbury During the Fiscal Year Ended December 31, 2018
Richard J. Cantele, Jr.	President and Chief Executive Officer
John M. Davies	President of NY Region and Chief Lending Officer
James E. Cotter(1)	Executive Vice President and Chief Operating Officer
Peter Albero	Executive Vice President and Chief Financial Officer

(1)	Mr. Cotter is a NEO of Salisbury for fiscal year ended 2018. He departed as an employee of the Bank on 12/31/2018.

Executive Summary

The Board of Directors of Salisbury and the Compensation Committee are committed to a pay-for-performance philosophy. The executive team continues to take actions to improve profitability and ensure that Salisbury acts in a manner that preserves and enhances Shareholder value.

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Executive Compensation Decisions

The Compensation Committee, working with an independent compensation consultant, establishes base salary and target Short Term Incentive Plan (“STIP”) bonus opportunity levels for each NEO based on a review of bank performance overall and on each officer’s performance for the previous year against specific financial targets and individual qualitative goals. Base salary levels have been targeted at or near the average base salary compensation level of the peer group. If necessary and appropriate, market adjustments or equity awards are used to bring the NEOs up to peer group averages.  The Compensation Committee endeavors to maintain a balance between cash compensation and equity based compensation, and to balance short term incentives with longer term incentives.  In 2018, the Compensation Committee recommended, and the Board approved, an award to NEOs of 2,300 shares of restricted stock and 25,000 phantom stock appreciation units in the aggregate.

Say-on-Pay Results

Salisbury holds an annual non-binding shareholder advisory vote. Over 95% of our voting Shareholders approved the “say-on-pay” proposal concerning the compensation of Salisbury’s NEOs described in Salisbury’s annual meeting proxy statement for the year 2018. The Compensation Committee generally believes that shareholders support our approach to executive compensation and will continue to consider the say-on-pay results when making compensation decisions for NEOs.

Compensation Philosophy and Objectives

The compensation objectives of the Board of Directors and Compensation Committee begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions and on the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objective of our compensation program is to maximize Shareholder value through the recruitment, retention and motivation of talented employees and officers (including NEOs as identified in the section titled “Executive Compensation” and the Summary Compensation Table below) of Salisbury. We recognize that the Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers a full range of compensation tools that enable us to compare favorably with our peers as we seek to attract and retain key personnel. We assess our program annually from a risk perspective and seek to use the best practices in the industry.

Salisbury’s executive compensation program is designed to attract, retain and motivate highly qualified executives and to reward actions and results that the Compensation Committee and the Board of Directors believe will increase tangible book value and earnings per share and maximize Shareholder return. The Compensation Committee pays particular attention to designing compensation plans that do not encourage Salisbury’s NEOs and other executive officers to take inappropriate or excessive risks. The compensation program closely aligns total compensation with achievement of strategic and financial goals. It is Salisbury’s intention that a meaningful portion of total compensation should be tied to Shareholder return, thereby encouraging and rewarding NEOs and other executives for pursuing strategies that increase tangible book value and earnings per share over time. Accordingly, the 2017 Long Term Incentive Plan was approved by shareholders at the Annual Meeting on May 17, 2017, in order to award restricted stock, stock options and other equity related awards to our officers, employees and directors to further align their interests with those of our shareholders.

During 2018, the Compensation Committee reviewed all elements of compensation for NEOs and other executives and believes the current compensation structure is consistent with the objectives outlined above. The Compensation Committee intends for total compensation to be commensurate with that of like institutions with similar performance.

Role of the Compensation Committee and Certain Executive Officers

The Compensation Committee is comprised of six members of the Board, each of whom is independent in accordance with the independence standards of NASDAQ. The Compensation Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website at salisburybank.com under “Shareholder Relations”, “Governance Documents”. The Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is responsible for reviewing Salisbury’s general compensation strategy, establishing salaries and reviewing benefit programs, including pensions and incentive compensation plans; and advising the Board of Directors and making recommendations with respect to such plans. In particular, the Compensation Committee reviews and approves Salisbury’s compensation strategies and objectives, reviews and approves executive officers’ compensation, administers incentive plans and reviews and makes recommendations to the Board regarding general employee pension benefit plans and other benefit plans on an as needed basis. The charter provides that compensation and benefit matters related to the Chief Executive Officer must also be approved by all outside (non-employee) members of the Company’s Board based on the evaluation of the CEO’s performance. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

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Salisbury strives for pay packages that are fair. In determining whether compensation of executive officers is fair, the Compensation Committee considers each component of compensation including salary and bonus, stock compensation, amounts to be received from any deferred compensation, severance, perquisites and benefits. In establishing levels of compensation, the Compensation Committee endeavors to take into consideration an individual’s performance, level of expertise, responsibilities, length of service, comparable levels of compensation paid to executives of other companies of comparable size and development within the industry, as well as the financial condition and performance of the Bank. No individual executive officer may participate in the review, discussion or decision of the Compensation Committee regarding his or her compensation, but executive officers may participate in the review, discussion or decision of the Compensation Committee regarding other employee compensation, director compensation, benefit plans and promotions.

Certain members of the Bank’s executive team provide input to the Compensation Committee regarding compensation matters. In particular, officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Chief Financial Officer, the Director of Human Resources, and the Corporate Secretary. As requested by the Compensation Committee from time to time, these officers provide input regarding employee compensation programs for employees other than themselves, present data and analysis to formulate recommendations regarding employee compensation, benefit plans, related insurance matters, and promotions. The Director of Human Resources provides the Compensation Committee with data for its consideration in setting the base salary for the NEOs. The Compensation Committee believes that this input from management is critical to ensuring that the Compensation Committee and its advisers have the data needed to make informed decisions with respect to Salisbury’s compensation programs and each NEO’s individual compensation.

The Compensation Committee met eight (8) times during the fiscal year ended December 31, 2018. The Chairman of the Compensation Committee reported on Committee actions at subsequent meetings of the Board of Directors.

Interaction with the Compensation Consultant

In carrying out its duties, the Compensation Committee has the sole authority to retain, at Salisbury’s expense, and to terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Compensation Committee also has the authority to retain independent counsel and other advisors at Salisbury’s expense as needed. The consultants provide expertise and information about competitive trends in the industry. The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives based on a number of factors.

During 2018, the Compensation Committee engaged the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as objective, third-party counsel on the reasonableness of amount or form of executive compensation levels and compensation program structure in supporting Salisbury’s business strategy and human resource objectives. For over 40 years, FW Cook has been a leader in providing independent advice on executive compensation to boards of directors. During 2018, FW Cook assisted the Compensation Committee in the CEO pay ratio methodology and disclosure, review of director compensation analysis prepared by management, review of 2018 incentive plan proposals, short-term and long-term incentive design practices, peer group review, executive compensation review and review of the 2019 incentive plan design.

In conducting its review, the Compensation Committee also relied on other survey sources including Pearl Meyer & Partners Northeast Bankers Salary Survey 2018 and S&P Global for proxy compensation data for NEOs for the approved compensation peer group.

Benchmarking of Compensation; Peer Group

The Compensation Committee periodically benchmarks compensation of executive officers and directors utilizing published industry surveys and publicly disclosed information from a peer group of publicly traded financial institutions. The last comprehensive competitive market assessment by FW Cook was conducted in 2017, and on September 28, 2018, the Compensation Committee reviewed and approved a peer group of banks with publicly traded holding companies to assist the Compensation Committee in helping to assess competitive compensation as well as relative performance comparisons for short and long-term incentive opportunities.

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The peer group includes the following:

Holding Company Name	Bank Name
Bankwell Financial Group, Inc.	Bankwell Bank
BSB Bancorp, Inc.	Belmont Savings Bank
Community Bancorp	Community National Bank
Elmira Savings Bank	Elmira Savings Bank
Enterprise Bancorp, Inc.	Enterprise Bank and Trust Company
Evans Bancorp, Inc.	Evans Bank, National Association
First Bancorp, Inc.	First National Bank
Greene County Bancorp, MHC	Bank of Greene County (MHC)
Hingham Institution for Savings	Hingham Institution for Savings
Mid Penn Bancorp, Inc.	Mid Penn Bank
Pathfinder Bancorp, Inc.	Pathfinder Bank
PB Bancorp, Inc.	Putnam Bank
Provident Bancorp	Provident Bank (MHC)
SBT Bancorp, Inc.	Simsbury Bank & Trust Company
SI Financial Group, Inc.	Savings Institute Bank and Trust Company
Stewardship Financial Corporation	Atlantic Stewardship Bank
Two River Bancorp	Two River Community Bank
Union Bankshares, Inc.	Union Bank
Wellesley Bancorp, Inc.	Wellesley Bank
Western New England Bancorp, Inc.	Westfield Bank

Elements of Compensation

Salisbury’s compensation program with respect to its NEOs primarily consists of the following:

  Base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for each executive position and to attract and retain executives with a proven track record of performance;
  Annual non-equity incentive compensation which is based both on specified goals and benchmarks for individuals and the institution as a whole, as recommended by senior management and approved by the Compensation Committee;
  An equity incentive plan which aligns the interests of key employees with those of the Shareholders through the grant of restricted shares and stock options. Equity awards are intended to link financial outcome for key employees to performance that maximizes long-term Shareholder returns;
  Severance benefits payable pursuant to severance agreements between certain executive officers and Salisbury;
  Retirement benefits payable pursuant to our tax-qualified and non-qualified plans; and
  Other broad-based benefits, which are competitive in the market.

The following sections summarize the role of each component, how decisions are made and resulting decisions for the fiscal year ended December 31, 2018 as they relate to the NEOs.

Base Salaries. Base salary is designed to provide a reasonable level of predictable income commensurate with market standards for the position held, adjusted for specific responsibilities, individual experience and demonstrated performance. Base salaries are reviewed annually and adjusted from time to time to realign base salaries with market levels after taking into account various considerations including:

•	Market data for peer institutions and direct competitors located in New York, Connecticut and the Northeast region;
•	Internal review of the NEOs’ compensation, both individually and relative to other officers of Salisbury;
•	Qualification and experience of the executive;
•	Achievement of company-wide objectives; and
•	Financial condition and results of operations, including tax and accounting impact on Salisbury of the base salaries.

Details regarding base salary are included in the section below entitled “Executive Compensation” and the Summary Compensation Table in that section.

Pay for Performance. NEOs earn a base salary and participate in a short-term cash incentive plan (“STIP”) and a long-term equity incentive plan (“LTIP”). Salisbury does not target a specific pay mix; however, each NEO has a percentage of their pay at risk through the STIP and the LTIP.

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Short-Term Cash Incentive Plan (“STIP”). Salisbury maintains a discretionary short-term incentive compensation plan (“STIP”) intended to motivate employees to attain desired objectives and to encourage teamwork and collaboration while aligning compensation with overall Bank performance. This STIP is a key element of the total compensation benefits provided to our NEOs and allows Salisbury to remain competitive with the market by providing the opportunity to receive meaningful cash incentives. The design of the STIP is intended to ensure that no benefits are paid to executives and other employees unless Bank performance goals are attained. If Salisbury’s performance goals are attained, the Compensation Committee then considers, with management’s input, whether to make awards under the STIP. The Compensation Committee reviews specific performance measures to determine participants’ payout amounts based upon recommendations made by management. The Compensation Committee believes that establishing specific performance measures for participants will enhance the ability of the STIP to encourage performance in those targeted areas. The Compensation Committee reviews the STIP each year and, if necessary, adjusts the specific performance metrics, goals and compensation opportunities based on business objectives.

For the fiscal year ended December 31, 2018, the Compensation Committee had the opportunity to consider:

•	Earnings Per Share
•	Loan Growth
•	Deposit Growth

Weightings are dependent on the executive’s level (see table below for NEOs).

In addition to corporate and department goals, the STIP design includes an individual modifier that allows incentive awards to be modified (up or down) to reflect overall individual performance and contribution. As such, an individual incentive award can be increased up to 15% for exceptional performance or reduced to 0% for poor performance.

For fiscal year 2018, Salisbury’s annual target incentive ratios, as a percentage of base salary, for the NEOs were as follows:

		STIP Weighting		Target STIP
Executive	EPS	Loan Growth	Deposit Growth	(as % of salary)
Richard J. Cantele, Jr., President and Chief Executive Officer	60%	20%	20%	30%
John M. Davies, President of NY Region and Chief Lending Officer	60%	20%	20%	25%
James E. Cotter, Executive Vice President and Chief Operating Officer	60%	20%	20%	20%
Peter Albero, Executive Vice President and Chief Financial Officer	60%	20%	20%	25%

After reviewing 2018 financial performance, the Compensation Committee approved 2018 STIP awards not to exceed 33% for NEOs, primarily as a result of loan and deposit growth exceeding goals. For 2019, the target percentage for the STIP will remain consistent with 2018 however the financial goals will be equally weighted between EPS, ROAA and Efficiency Ratio. The Compensation Committee believes this philosophy creates more variable compensation in relation to fixed compensation and creates a greater pay-for-performance culture.

Long-Term Incentive Plan (“LTIP”). Salisbury believes in the importance of aligning executive incentives with the long-term performance of Salisbury and interests of shareholders.

On May 25, 2018, the Compensation Committee granted a total of 13,210 shares of restricted stock pursuant to the Salisbury 2017 Long Term Incentive Plan (“2017 LTIP”), including 3,960 shares to directors and 2,300 shares to four NEOs. Mr. Cantele received 1,000 shares, Mr. Davies received 500 shares, Mr. Cotter received 300 shares, and Mr. Albero received 500 shares. The aggregate fair value of the stock as of the grant date was determined to be $585,203 and the stock will be vested three years from the grant date. The shares awarded to Mr. Cotter were forfeited on December 31, 2018, the effective date of his departure as an employee of the Bank.

Following shareholder approval of the Salisbury 2017 Long Term Incentive Plan (“2017 LTIP”) on May 17, 2017, no further awards shall be granted under the 2011 LTIP and the 2011 Equity Plan shall remain in existence solely for the purpose of administering outstanding grants.

The 2017 LTIP provides an opportunity to promote the success and enhance the value of Salisbury by linking the personal interests of employees, officers and directors of the Corporation or any Affiliate (as defined in the Plan) to those of the Corporation’s shareholders by providing such persons with an incentive for outstanding performance. The Compensation Committee believes that employee, officer and director stock ownership provides a significant incentive in building Shareholder value and further aligning management’s interests with our Shareholders.  The 2017 LTIP permits the grant of incentive awards including stock options, restricted stock awards, restricted stock units, deferred stock units, performance awards, dividend equivalents, other stock-based awards, directors stock retainer awards, or any other right or interest relating to stock or cash, granted to a participant under the Plan (collectively, “Awards”).

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The goal of the 2017 LTIP is to promote Salisbury’s growth and profitability, to provide certain employees, officers and directors with an incentive to achieve corporate objectives, to motivate, attract and retain individuals of outstanding competence, and to strengthen the mutuality of interests between such persons and our Shareholders.

The total number of shares of Common Stock reserved under the 2017 LTIP was 200,000, subject to adjustments (as defined in the Plan), all of which may be granted as Stock Options (or Incentive Stock Options). Of this number, the maximum number of shares that may be issued as Restricted Stock or Restricted Stock Units shall be 150,000. The maximum number of shares that may be issued to any one employee shall be 50,000, subject to adjustments (as defined in the Plan), all of which may be issued in one year and all of which may be issued as Incentive Stock Options. No individual director may receive, in the aggregate, more than 5% (10,000 shares) of the total awards available for grant under the Plan and all directors, in the aggregate, may receive no more than 30% (60,000 shares) of the total awards available for grant under the Plan, subject to adjustments (as defined in the Plan).

On May 26, 2017, the Compensation Committee granted a total of 2,224 shares of restricted stock pursuant to the 2017 LTIP, including 2,024 shares to directors. The aggregate fair value of the stock as of the grant date was determined to be $91,184 and the stock will be vested three years from the grant date.

On August 23, 2017, the Compensation Committee granted a total of 850 shares of restricted stock pursuant to the 2017 LTIP, including 500 shares to Peter Albero. The aggregate fair value of the stock as of the grant date was determined to be $36,593 and the stock will be vested three years from the grant date.

Management Agreements. Salisbury or the Bank has entered into various management agreements with its NEOs, including a severance agreement with Mr. Cantele, Salisbury’s President and Chief Executive Officer, a change in control agreement with Mr. Albero, Salisbury’s Executive Vice President and Chief Financial Officer, a change in control agreement with Mr. Cotter, Salisbury’s Executive Vice President and Chief Operating Officer, and an employment agreement with Mr. Davies, Salisbury’s President of the New York Region and Chief Lending Officer. Such agreements are designed to allow the Company to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Salisbury’s operations. In addition, the Compensation Committee believes that the management agreements better align the interests of the executive with those of our shareholders. The Compensation Committee believes that these agreements allow executives to more objectively evaluate opportunities for shareholders without causing undue personal financial conflicts. For a more detailed description of these agreements, please see the discussion following the Summary Compensation Table, below. The agreement with Mr. Cotter ended December 31, 2018, the effective date of his departure as an employee of the Bank.

Broad-based Benefits. Salisbury or the Bank also provides our NEOs certain broad-based benefits available to all qualifying employees, including:

•	a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;
•	an employee stock ownership plan;
•	medical coverage (all employees share in a percentage of the cost, depending on their elections); and
•	group life insurance coverage (death benefit capped at $350,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).

Executive Benefits and Perquisites. In addition to the broad-based benefits described above, the NEOs received the following fringe benefits and perquisites in 2018:

•	NEOs Cantele and Davies may participate in a non-qualified deferred compensation plan into which the Board can make a discretionary contribution each year;
•	the NEOs and other senior officers are eligible to participate in a Phantom Stock Appreciation Unit and Long-Term Incentive Plan;
•	certain NEOs are parties to split dollar life insurance agreements with the Bank; and
•	NEO Albero was provided mileage reimbursement of $500 per month.

Risk Management

The Compensation Committee believes that any risks arising from Salisbury’s compensation policies and practices for all of its employees, including the NEOs, are not reasonably likely to have a material adverse effect on Salisbury or the Bank. In addition, the Compensation Committee believes that the design and balance of the elements of the compensation program will encourage senior management to act in a manner that is focused on the long term valuation of Salisbury and the Bank. By implementing our tax-qualified employee stock ownership plan and our stock-based awards under the 2017 Long Term Incentive Plan, certain of the Bank’s employees own or have ownership interests in Salisbury common stock. This ownership aligns employee interest with those of all shareholders and, in turn, will help employees focus on balancing risks between the long-term and short-term objectives in order to contribute to long term Shareholder value.

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The Compensation Committee regularly reviews all incentive-based plans to ensure that controls are in place so that Salisbury’s employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of Salisbury and the Bank. With respect to the STIP and LTIP, the Compensation Committee reviews and approves the Bank-wide performance objectives that determine bonus payments to be made thereunder. The performance objectives selected are customary performance metrics for financial institutions in our peer group.

In addition, Salisbury adopted a clawback policy in 2012, discussed below, which applies to our STIP and LTIP and which allows Salisbury to recover any bonus payment made to any Covered Officer, as defined below, that was based on materially inaccurate financial statements or other materially inaccurate reporting or fraud.

Compensation Clawback Policy

Salisbury maintains a Compensation Clawback Policy to encourage senior executives to take full account of risks to Salisbury and its Shareholders in their decision-making, and to reduce such risks wherever practicable. The Clawback Policy applies to Salisbury’s Chief Executive Officer, Chief Financial Officer, Chief Lending Officer, Chief Credit Officer, Chief Risk Officer, Chief Retail and Loan Operations Officer, Chief Retail Banking Officer and any other NEOs (together, the “Covered Officers”). In the event the Compensation Committee determines that fraud, material error, gross negligence or intentional illegal conduct or misconduct (each, a “Covered Misconduct” as defined in the Clawback Policy) has contributed to Salisbury’s restatement of its financial statements, the Compensation Committee will, in its discretion, refer the matter and its recommendation as to an appropriate remedy to the Board of Directors for consideration.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and Salisbury consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. The Compensation Committee has considered the impact of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 718 (formerly SFAS No. 123(R)), on Salisbury’s use of equity incentives as a key retention tool.

As part of its role, the Compensation Committee also reviews and considers sections of the Internal Revenue Code (“IRC”), including but not limited to, potential parachute payments that could result in excise taxes under IRC Section 280G and the deductibility of executive compensation under Section 162(m), which limits deduction of compensation paid to NEOs to $1,000,000 unless the compensation is “performance-based”. This applies to base salary, all cash incentive plans and equity grants other than stock options. During fiscal 2018, no employee received taxable compensation in excess of $1,000,000 and therefore, deductibility of compensation was not limited by these sections of the IRC. The 2017 Tax Cuts and Jobs Act signed into law on December 22, 2017, eliminates the Section 162(m) performance-based pay exemption. These changes take effect with respect to tax years beginning after December 31, 2017.

Ownership Guidelines

Salisbury regularly reviews the ownership levels of its directors and officers and has not established minimum stock ownership guidelines for Salisbury’s directors and NEOs. Salisbury’s executive officers and directors own approximately 13% of Salisbury’s outstanding shares. Such amounts include a total of 15,434 restricted shares awarded to officers and directors.

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EXECUTIVE COMPENSATION

Named Executive Officers of Salisbury

The following table shows the compensation of the persons who served as President and Chief Executive Officer, Chief Lending Officer, Chief Operating Officer, and Chief Financial Officer as of December 31, 2018 and 2017. For purposes of this Proxy Statement, these persons are referred to as our “Named Executive Officers” or “NEOs.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	All Other Compensation(4) ($)	Total ($)
Richard J. Cantele, Jr., President and	2018	384,375	126,844	44,300	0	114,399	669,918
Chief Executive Officer	2017	375,000	71,250	78,000	0	82,319	606,569
John M. Davies, President of NY Region and	2018	245,941	67,634	22,150	0	262,942	598,667
Chief Lending Officer	2017	239,942	35,991	19,500	0	34,045	329,478
James E. Cotter, Executive Vice President and	2018	205,970	0	0	0	109,390	315,360
Chief Operating Officer	2017	201,962	24,360	19,500	0	10,539	256,361
Peter Albero, Executive Vice President	2018	230,629	63,423	22,150	0	17,729	333,931
and Chief Financial Officer	2017	90,867	30,000	21,525	0	4,538	146,930

(1) Bonuses are accrued in the year indicated and paid in the succeeding fiscal year. Thus, the bonus earned in 2018 will be paid in 2019 and the bonus earned in 2017 was paid in 2018.

(2) Reflects the aggregate fair value of restricted stock awards on date of grant. The value is the amount recognized for financial statement purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3) The 2018 awards to NEO’s Cantele, Davies, Cotter, and Albero represent 1,000, 500, 300, and 500 shares of restricted stock respectively, granted on 5/25/18 pursuant to Salisbury’s 2017 Long Term Incentive Plan which shares vest on the third anniversary of the grant date. The shares awarded to Mr. Cotter in 2017 and 2018 were forfeited on December 31, 2018, the effective date of his departure as an employee of the Bank.

(4) All other compensation was comprised of the following elements for the year ended December 31, 2018:

	Cantele	Davies	Cotter	Albero
Group Term Life Insurance	727	1,453	774	414
Non-qualified Deferred Comp.	20,000	0	0	0
401(k) Employer Contribution	27,200	27,200	23,921	10,475
Dividends paid on restricted stock	8,131	1,400	728	840
Employee Stock Ownership Plan	5,400	5,400	4,698	0
Phantom Stock Appreciation Units	52,941	27,489	27,503	0
Mileage Reimbursement	0	0	0	6,000
Employment Agreement (Davies)	0	200,000	0	0
Severance Agreement (Cotter)	0	0	51,766	0
TOTAL	114,399	262,942	109,390	17,729

CEO Pay Ratio – 12.3:1

Effective October 19, 2015, the SEC adopted amendments to Item 402 of Regulation S-K to implement Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The amendment requires disclosure of the median of the annual total compensation of all employees (excluding the chief executive officer), the annual total compensation of the chief executive officer, and the ratio of the median of the annual total compensation of all employees to the annual total compensation of the chief executive officer. The disclosure is required in any annual report, proxy or information statement, or registration statement that requires executive compensation disclosure pursuant to Item 402 of Regulation S-K.

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The Compensation Committee believes our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2018 to that of all other company employees for the same period.

The calculation of annual total compensation for the CEO as is reported in the Summary Compensation Table on page 19, was $669,918. The calculation of annual total compensation of all other employees was determined by “Total W-2 Earnings” in the fiscal year reported (2018) and includes all employees as of December 31, 2018. Once the median employee was identified, the Summary Compensation Table methodology was used to calculate annual total compensation.

We identified our median employee by: (i) calculating the annual total compensation described above for each of our employees, and (ii) ranking the annual total compensation of all employees except for the CEO from lowest to highest (a list of 199 employees).

The annual total compensation for fiscal year 2018 for our CEO was $669,918, and for the median employee was $54,534. The resulting ratio, a reasonable estimate calculated in a manner consistent with SEC rules and guidance, of our CEO’s pay to the pay of our median employee for fiscal year 2018 is 12.3 to 1.

The SEC’s rules provide flexibility in determining the pay ratio and a degree of imprecision that may result from the use of estimates, assumptions, adjustments, and statistical sampling that may be used to identify the “median employee” thus, this information should not be relied upon for comparing Salisbury to its peers.

Severance Agreement for Richard J. Cantele, Jr. On February 11, 2013, the Bank and Richard J. Cantele, Jr., President and Chief Executive Officer of the Bank, entered into a severance agreement, effective as of January 1, 2013, to provide benefits to Mr. Cantele in the event of his termination of employment for the reasons set forth in the agreement. The severance agreement has a two-year term and is automatically renewable annually. In the event of Mr. Cantele’s (i) involuntary termination of employment by the Bank for reasons other than “cause” (as defined in the severance agreement) (or due to his death or disability), or (ii) his voluntary termination of employment for “good reason” (also, as defined in the agreement). In either case, other than on or after a change in control, the executive will be entitled to a severance benefit equal to two times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the calendar month immediately before the date of termination. Such benefit will be paid in a lump sum within 60 days following Mr. Cantele’s separation from service. In addition, Mr. Cantele generally will be entitled to continued participation in the Bank’s group health plan for two years following separation from service, subject to his payment of a portion of the premium substantially equal to the portion paid by executive employees of the Bank for comparable coverage. Payment of the severance benefits will be conditioned upon the execution by Mr. Cantele of a general release within 60 days of the date of his termination of employment. The severance agreement also requires Mr. Cantele to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following his separation from service.

In the event of a change in control followed by Mr. Cantele’s involuntary termination of employment for reasons other than cause or voluntary termination of employment for good reason, he will be entitled to a lump sum cash payment equal to 2.9 times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the month preceding the date of termination, payable within 60 days following termination. The Bank will also provide him with life insurance coverage and non-taxable medical and dental coverage, at no cost to him, substantially comparable to the coverage maintained by the Bank for him prior to his date of termination, for a period of three years. In addition, Mr. Cantele will be entitled to the payment of unpaid compensation and benefits, unreimbursed expenses incurred on behalf of the Bank and unused vacation accrued through the date of his termination of employment.

Employment Agreement for John M. Davies. The Bank and John M. Davies, President of the New York Region and Chief Lending Officer of the Bank, entered into an employment agreement, effective as of March 18, 2014, to provide benefits to Mr. Davies in exchange for his commitment to the long-term success of the combined institution and the ability of Mr. Davies to retain and build upon the relationships developed with Riverside Bank and those he will continue to develop in the future with the Bank. The employment agreement supersedes any prior change in control or employment agreement to which Mr. Davies was a party.

The initial term of the employment agreement will continue until the third anniversary of the effective date (the “term”). Beginning on the second anniversary of the effective date and continuing on each annual anniversary of the effective date (each an “anniversary date”) the agreement will automatically renew for an additional year, unless at least thirty (30) days prior to such anniversary date, either party gives written notice of non-renewal to the other. If such notice of non-renewal is given as permitted, the employment agreement will expire at the conclusion of the then current term. Notwithstanding any provision of the employment agreement to the contrary, the executive’s employment may be terminated at any time prior to the expiration of the term subject to the provisions of the agreement. In the event that at any time during the term of the employment agreement, Salisbury or the Bank has entered into an agreement to effect a transaction which would be a “change in control” (as defined in the employment agreement), then the term of the agreement will be automatically extended through the date that is twelve (12) months following the date on which the change in control occurs, provided, however, that if the change in control does not occur as contemplated, the term of the agreement will be the term in effect without regard to the possible change in control.

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Pursuant to the employment agreement, Mr. Davies is eligible to receive certain benefits and incentives, including, but not limited to, an initial cash bonus, participation in current or future bonus or incentive plans of the Bank including the Phantom Stock Appreciation Unit and Long Term Incentive Plan and the Non-qualified Deferred Compensation Plan, stay bonuses in amounts of $100,000 to be awarded for each of the years 2015, 2016 and 2017 subject to payment and vesting requirements set forth in the employment agreement, restricted stock subject to vesting requirements set forth in the employment agreement, split dollar life insurance, and an existing car lease until the expiration of the current term of such lease. In addition, the employment agreement provides that Mr. Davies will be reimbursed for reasonable travel, entertainment and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities or services under the agreement subject to the policies of the Bank. Subject to all applicable eligibility requirements, and legal limitations, Mr. Davies will be able to participate in any and all 401(k), vacation, medical, dental, life and long-term disability insurance and/or other benefit plans which from time to time may be established for other executives of the Bank.

In the event of involuntary termination of employment for reasons other than “cause” (as defined in the employment agreement) or a voluntary termination of employment for “good reason” (also defined in the employment agreement) occurring on or after a change in control, Executive will be entitled to a lump sum cash payment equal to two (2.0) times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the month preceding the date of termination, payable within sixty (60) days following termination. The Bank will also provide Mr. Davies with life insurance coverage and non-taxable medical and dental coverage, at no cost to him, substantially comparable to the coverage maintained for him prior to his date of termination, for a period of two (2) years. In addition, Mr. Davies will be entitled to the payment of unpaid compensation and benefits, unreimbursed expenses incurred on behalf of the Bank and unused vacation accrued through the date of his termination of employment.

Payment of benefits under the Agreement are conditioned upon the Executive’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one (1) year following the Executive’s separation from service with the Bank.

Change in Control Agreement for James E. Cotter. The Bank had a one year change in control agreement with Mr. Cotter, who was the Executive Vice President and Chief Operating Officer until his departure as an employee of the Bank on December 31, 2018, at which time the change in control agreement terminated. Pursuant to such change in control agreement, in the event Salisbury or the Bank at any time during the term of the change in control agreement effected a transaction that would be a “change in control” (as defined in the agreement), then the agreement would be automatically extended for twelve (12) months following the date a change in control occurs.

Pursuant to the change in control agreement, Mr. Cotter had been eligible to receive benefits subject to certain conditions set forth in the agreement in the event that he were involuntarily terminated on or after a change in control for reasons other than “cause” (as defined in the agreement) (or due to his death or disability), or voluntarily terminated for “good reason” (also, as defined in the agreement) on or after a change in control. Such change in control benefits included a lump sum cash payment equal to the executive’s annual base salary in effect on his date of termination, or if greater, his average annual base salary rate for the twelve (12) months immediately prior to his termination date. In addition, Mr. Cotter would have been entitled to the continuation of current Bank provided dental, medical and life insurance coverage and other benefits as set forth in the change in control agreement for twelve (12) months.

Payment of benefits under the change in control agreement were conditioned upon the executive’s covenant to comply with non-compete, non-solicitation, and non-disclosure provisions for a period of twelve (12) months following termination of employment.

Mr. Cotter received no benefits pursuant to his change in control agreement upon his departure as an employee as there was no change of control event triggering the payment of such benefits under the agreement.

Change in Control Agreement for Peter Albero. The Bank entered into a two (2) year change in control agreement with Mr. Albero, Executive Vice President and Chief Financial Officer on February 22, 2019, which will automatically renew for additional one (1) year terms, unless either the executive or the Bank elects not to renew the agreement by providing notice of non-renewal to the other party at least thirty (30) days prior to the renewal date. In the event Salisbury or the Bank at any time during the term of the change in control agreement effects a transaction that would be a “change in control” (as defined in the agreement), then the agreement will be automatically extended for twelve (12) months following the date a change in control occurs.

Pursuant to the change in control agreement, Mr. Albero is eligible to receive benefits subject to certain conditions set forth in the agreement in the event that he is involuntarily terminated on or after a change in control for reasons other than “cause” (as defined in the agreement) (or due to his death or disability), or voluntarily terminated for “good reason” (also, as defined in the agreement) on or after a change in control. Such change in control benefits include a lump sum cash payment equal to two (2) times the executive’s annual base salary in effect on his date of termination, or if greater, his average annual base salary rate for the twelve (12) months immediately prior to his termination date. In addition, Mr. Albero would be entitled to the continuation of current Bank provided dental, medical and life insurance coverage and other benefits as set forth in the change in control agreement for twenty-four (24) months. In no event will any compensation payable under the change in control agreements constitute an “excess parachute payment” under Section 280G or violate Section 409A of the Internal Revenue Code.

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Payment of benefits under the change in control agreements are conditioned upon the executive’s covenant to comply with non-compete, non-solicitation, and non-disclosure provisions for a period of twelve (12) months following termination of employment. Notwithstanding any provision in the change in control agreement, Mr. Albero serves as an employee at will.

Non-qualified Deferred Compensation Plan. On January 25, 2013, the Board of Directors adopted a Non-qualified Deferred Compensation Plan (the “NQDC Plan”) effective as of January 1, 2013. The NQDC Plan permits the Board of Directors to select certain key employees of the Bank, including the NEOs, to participate in the NQDC Plan, provided that such employees also evidence their participation by execution of a participation agreement.

At the end of each NQDC Plan year, if the Bank’s Board of Directors has approved a discretionary contribution, the NQDC Plan administrator will credit the participant’s account with such contribution. As of the last day of each NQDC Plan year, the NQDC Plan administrator will credit each account with interest on the account balance equal to the Bank’s highest certificate of deposit rate for that year, compounded annually. Additional earnings may be credited based on the achievement of performance metrics established by the Board of Directors on the first business day of the calendar year. The benefits under the NQDC Plan will be subject to the vesting schedule set forth in the participation agreement. Notwithstanding the vesting schedule, the account balance will become automatically 100% vested upon involuntary termination without cause, death, disability or a change in control.

In the event there is a separation from service other than due to “cause” (as defined in the NQDC Plan), death, disability or a change in control, participants will be entitled to the amount of their vested account balance under the NQDC Plan, payable within sixty (60) days after separation from service. In the event a change in control occurs and the participant has an involuntary separation from service (other than for cause) or resigns for good reason, they will be entitled to benefits under the NQDC Plan, payable in a lump sum within sixty (60) days after termination of employment, subject to the requirements of Section 409A of the Internal Revenue Code. If the participant dies while employed at the Bank or after their termination but during the payout period, their beneficiary will be paid a death benefit in a lump sum payment within thirty (30) days after their death. The death benefit will be equal to their account balance at such time. In the event the participant becomes disabled while employed at the Bank, they will be paid a disability benefit in a lump sum within thirty (30) days after the determination of their disability unless the participant elects another form of payment in their participation agreement. The disability benefit will be equal to their account balance as of the date of disability. Payment of benefits under the NQDC Plan are conditioned on the participant’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one (1) year following separation from service.

Phantom Stock Appreciation Unit and Long Term Incentive Plan. Effective January 1, 2015, the Board of Directors adopted the 2015 Phantom Stock Appreciation Unit and Long-Term Incentive Plan (the “Plan”) to promote the long-term financial success of Salisbury and the Bank, by providing a means to attract, retain and reward individuals who can and do contribute to such success and further align their interests with those of Salisbury’s Shareholders. The Plan shall be administered by the Compensation Committee. The only awards that may be granted under the Plan are Phantom Stock Appreciation Units. A “Phantom Stock Appreciation Unit” represents the right to receive a cash payment on the determination date (i.e., the vesting date) equal to the positive difference between the strike price (which shall not be less than the tangible book value) on the grant date and the tangible book value of a share of Salisbury’s Common Stock on the determination date. The determination date will be established by the Compensation Committee on or before the grant date. The number of Phantom Stock Appreciation Units available for award under the Plan shall be Two Million Five Hundred Thousand (2,500,000). Effective January 1, 2015, the Plan was amended in order to limit the maximum number of Phantom Stock Appreciation Units that may be issued in any one Plan Year to 200,000; and to provide that grants of Phantom Stock Appreciation Units not made within a Plan Year shall not be added to or serve to increase the grant limit in any future Plan Year. The vesting of an award will generally be accelerated upon separation from service due to death, disability, involuntary termination without cause or the occurrence of a change in control.

On January 2, 2015, the Compensation Committee granted a total of 48,894 Phantom Stock Appreciation Units pursuant to the Plan, including 23,012 units to three NEOs. Mr. Cantele received 11,484 units, Mr. Davies received 5,963 units and Mr. White received 5,565 units. The units will vest on the third anniversary of the grant date.

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On January 29, 2016, the Compensation Committee granted a total of 47,470 Phantom Stock Appreciation Units pursuant to the Plan, including 23,012 units to three NEOs. Mr. Cantele received 11,484 units, Mr. Davies received 5,963 units and Mr. White received 5,565 units. The units will vest on the third anniversary of the grant date.

On January 27, 2017, the Compensation Committee granted a total of 56,600 Phantom Stock Appreciation Units pursuant to the Plan, including 28,100 units to four NEOs. Mr. Cantele received 11,500 units, Mr. Davies received 6,000 units, Mr. White received 5,600 units, and Mr. Cotter received 5,000 units. The units will vest on the third anniversary of the grant date.

On January 19, 2018, the Compensation Committee granted a total of 53,500 Phantom Stock Appreciation Units pursuant to the Plan, including 25,000 units to four NEOs. Mr. Cantele received 10,000 units, Mr. Davies received 5,000 units, Mr. Cotter received 5,000 units, and Mr. Albero received 5,000 units. The units will vest on the third anniversary of the grant date.

The awards granted in 2015, 2016, and 2017 to former NEO White were forfeited upon his resignation from the Bank on October 20, 2017.

The awards granted in 2017 and 2018 to NEO Cotter were accelerated upon his departure as an employee of the Bank effective December 31, 2018.

Split Dollar Life Insurance Arrangements. During the 2018 calendar year, Messrs. Cantele and Davies and certain other senior executives were parties to split dollar life insurance agreements with the Bank, which upon the executive’s death, would split the death benefit payable under one or more insurance policies between the executive’s beneficiary and the Bank. The maximum payment under the death benefit is based on whether the executive is a member of executive management or senior management. The split dollar life insurance agreement provides the beneficiary of such executive with a pre-retirement death benefit of three (3) times annual base salary, not to exceed $350,000. If the NEO remains in the employ of Salisbury until age 65, the executive’s beneficiary is also entitled to a post-retirement death benefit under the agreement. Post-retirement death benefits for Mr. Cantele are 1.5 times his final salary up to a maximum of $400,000. Post-retirement death benefits for Mr. Davies include a reduced multiple of final annual base salary (i.e., between 1.5 times and 0.5 times, depending on the former executive’s age at the time of death), with a maximum death benefit of $350,000.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by Salisbury’s NEOs at fiscal year ended December 31, 2018.

Outstanding Equity Awards at Fiscal Year End
Option Awards						Stock Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercisable unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested(2)
Name	(#)	(#)	(#)	($)		(#)	($)
Richard J. Cantele, Jr.						8,000	289,440
John M. Davies						1,500	54,270
James E. Cotter						0	0
Peter Albero						1,000	36,180

(1)	Stock awards listed represent grants under our 2011 and 2017 Long Term Incentive Plans. The awards for Mr. Cantele were granted 1/29/16 for 5,000 shares and 4/28/17 for 2,000 shares pursuant to the 2011 LTIP as well as 1,000 shares granted 5/25/18 pursuant to the 2017 LTIP and each award vests on the third anniversary of the grant date. Mr. Davies’ awards were granted on 1/29/16 for 500 shares and 4/28/17 for 500 shares pursuant to the 2011 LTIP as well as 500 shares granted 5/25/18 pursuant to the 2017 LTIP and each award vests on the third anniversary of the grant date. Mr. Cotter was granted 500 shares on 4/28/17 pursuant to the 2011 LTIP and 300 shares on 5/25/18 pursuant to the 2017 LTIP, which shares vest on the third anniversary of the grant date. The awards granted to Mr. Cotter in 2017 and 2018 were forfeited on December 31, 2018, the effective date of his departure as an employee of the Bank. Mr. Albero was granted 500 shares on 8/23/17 and 500 shares on 5/25/18 pursuant to the 2017 Long Term Incentive Plan, which shares vest on the third anniversary of the grant date.
(2)	Reflects the value of the restricted stock awards as of the fiscal year ended December 31, 2018.

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BOARD OF DIRECTORS COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2018. Directors who are employees of Salisbury or Salisbury Bank receive no additional compensation for Board service. The compensation received by Mr. Cantele, who is the only director employee of Salisbury, is reflected in the Summary Compensation Table on page 19 of this Proxy Statement.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)	All Other Compensation(2) ($)		Total ($)
Louis E. Allyn, II	20,600		0	408		21,008
Charles M. Andola	24,500	(3)	0	408		24,908
George E. Banta	20,425		0	408		20,833
Arthur J. Bassin	28,925	(4)	0	408		29,333
David B. Farrell	26,850	(5)	0	408		27,258
Michael D. Gordon	20,600		0	408		21,008
Polly Diane Hoe	21,500		0	408		21,908
Nancy F. Humphreys	28,400	(6)	0	408		28,808
Holly J. Nelson	22,875		0	408		23,283
John F. Perotti	23,800	(7)	0	25,995	(8)	49,795
Michael A. Varet	39,575	(9)	0	408		39,983

(1)	Each director received 360 shares of restricted stock on 5/25/18 pursuant to the 2017 Long Term Incentive Plan. The shares will be fully vested on the third anniversary of the grant date and the fair market value at time of vesting will be included as compensation in 2021.
(2)	Represents the dividends earned during 2018 on restricted shares awarded 5/26/17 and 5/25/18 pursuant to the 2017 Long Term Incentive Plan which shares vest on the third anniversary of the grant date.
(3)	Includes $2,500 paid to Mr. Andola for his services as Chairperson of the Loan Committee.
(4)	Includes $5,000 paid to Mr. Bassin for his services as Chairperson of the Compensation Committee.
(5)	Includes $5,000 paid to Mr. Farrell for his services as Chairperson of the Audit Committee.
(6)	Includes $5,000 paid to Mrs. Humphreys for her services as Chairperson of the ALCO/Investment Committee.
(7)	Includes $2,500 paid to Mr. Perotti for his services as Chairperson of the Trust Committee.
(8)	Includes $25,587 in supplemental retirement payments paid to Mr. Perotti.
(9)	Includes $19,500 paid to Mr. Varet for his services as Chairman.

Directors’ Fees

During 2018, each non-employee director who served as a director for the full year received an annual retainer of $7,500. In addition, non-employee directors received $500 for each Board of Directors meeting attended and $350 for each committee meeting attended. The Chairman received an annual retainer of $19,500, the Chairpersons of the Audit Committee, the ALCO/Investment Committee, and the Compensation Committee received an annual retainer of $5,000, and the Chairpersons of the Trust Committee and the Loan Committee received an annual retainer of $2,500.

Supplemental Retirement Agreement

As the former Chief Executive Officer of Salisbury and the Bank, Director Perotti is receiving benefits under a supplemental retirement agreement that was established for his benefit during his employment. Following his retirement, Mr. Perotti commenced receiving monthly payments in January 2010 and these payments will continue through December 2019. The monthly payments are adjusted annually to reflect the lesser of a five percent (5%) increase or “The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items” published by the Bureau of Labor Statistics and are paid for a period of ten (10) years. The aggregate monthly payments in 2018 were $25,587. The supplemental retirement agreement includes provisions that prevent Mr. Perotti from working for a competitor in the proximity of the Bank.

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Transactions with Management and Others

Salisbury and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with certain directors, officers and their associates on substantially the same terms as those available for comparable transactions with others not related to Salisbury or the Bank.

In December 2015, Salisbury issued $10 million in the aggregate principal amount of fixed to floating rate subordinated notes to various accredited investors including certain of Salisbury’s directors, and used the proceeds therefrom, along with cash-on-hand, to fully redeem $16 million of its outstanding Series B Preferred Stock, which were issued pursuant to the participation in the U.S. Treasury’s Small Business Lending Fund program. Former Director Robert S. Drucker, who participated as an investor in such private placement in the amount of $200,000 on the same terms as all other investors, was the only director of Salisbury who participated in an amount over $120,000. The subordinated notes have a maturity date of December 15, 2025 and bear interest at an annual rate of 6.00% from and including the original issue date of the subordinated notes to, but excluding, December 15, 2020, payable semi-annually in arrears on June 15 and December 15 of each year. Thereafter, from and including December 15, 2020 to, but excluding, December 15, 2025, the annual interest rate will be reset quarterly and equal to three-month LIBOR, plus 430 basis points, as described in the subordinated notes, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 through December 15, 2025 or an earlier redemption date. The subordinated notes include an optional redemption, without penalty, on or after December 15, 2020 and, in certain limited circumstances, before that date. The indebtedness evidenced by the subordinated notes, including principal and interest, is unsecured and subordinate and junior in right of Salisbury’s payment to general and secured creditors and depositors of the Bank.

Indebtedness of Management and Others

Some of the directors and executive officers of Salisbury and the Bank, as well as firms and companies with which they are associated, are or have been customers of the Bank and, as such, have had banking transactions with the Bank. As a matter of policy, loans to directors and executive officers were, and in the future will be, made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to Salisbury and the Bank and did not, and in the future will not, involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Salisbury’s executive officers, directors and other persons who own more than ten percent (10%) of Salisbury’s Common Stock to file with the SEC reports of ownership and changes in ownership of Salisbury’s Common Stock and to furnish Salisbury with copies of all such reports that they file.

Based on a review of copies of reports filed with the SEC since January 1, 2018 and of written representations by executive officers and directors, all persons subject to the reporting requirements of Section 16(a) are believed by management to have filed the required reports on a timely basis with the exception of Michael D. Gordon who filed one late Form 4 on May 31, 2018 to report 7 shares sold on May 25, 2018.

PROPOSAL 2

TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Baker Newman & Noyes, P.A., LLC (“BNN”) to serve as Salisbury’s independent auditors for fiscal year ended December 31, 2019. While we are not required to have Shareholders ratify the selection of BNN as independent auditors, the Board considers the selection of the independent auditors to be an important matter. Accordingly, Shareholders are asked to consider and ratify the appointment of BNN as independent auditors to audit the consolidated financial statements of Salisbury for the fiscal year ending December 31, 2019 as a matter of good corporate practice. If Shareholders do not ratify the appointment of BNN, the Audit Committee will consider the vote of Shareholders in selecting the independent auditors in the future.

The reports of BNN on the financial statements of Salisbury for the years ended December 31, 2018 and 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended December 31, 2018 and 2017 and reviews of Salisbury’s financial statements, there were no disagreements with BNN on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BNN, would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

A representative of BNN is expected to attend the Annual Meeting, and he or she will be provided an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

25

Relationship with Independent Public Accountants

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Salisbury’s annual financial statements as presented on Forms 10-K for the last two (2) fiscal years and the reviews of the financial statements included in Salisbury’s Forms 10-Q for the quarters of the fiscal years ended December 31, 2018 and December 31, 2017 were $250,000(1) and $235,000, respectively.

(1) Audit fees for 2018 are an estimate, as certain fees have not yet been billed.

Audit Related Fees

Fees billed in each of the last two (2) fiscal years for assurance and related services that are reasonably related to performance of the audit or review of Salisbury’s financial statements that are not reported under “Audit Fees” above for each of the fiscal years ended December 31, 2018 and December 31, 2017 were $17,000(1) and $20,000, respectively.

(1) Audit related fees for 2018 are an estimate, as certain fees have not yet been billed.

Tax Fees

The aggregate fees billed in each of the last two (2) fiscal years for professional services rendered for tax preparation for the fiscal years ended December 31, 2018 and December 31, 2017 were $24,000 and $28,000, respectively.

Independence

The Audit Committee of the Board of Directors of Salisbury has considered and determined that the provision of services rendered by BNN relating to matters noted above is compatible with maintaining the independence of such auditors.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services, and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expeditious delivery of services is necessary. The independent auditors and management are required to report to the full Audit Committee regarding the extent of services provided by independent auditors in accordance with this pre-approval and the fees for the services performed to date. In 2018, there were no fees paid to BNN that were approved by the Audit Committee pursuant to §17 C.F.R. 210.2-01(c)(7)(i)(C) with respect to waivers of preapproval requirements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT OF BNN AS INDEPENDENT AUDITORS TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF SALISBURY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL TO RATIFY THE APPOINTMENT OF BAKER NEWMAN & NOYES, P.A., LLC WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.

PROPOSAL 3

TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE

NAMED EXECUTIVE OFFICERS

The compensation of our President and Chief Executive Officer, Chief Lending Officer, Chief Operations Officer, and Chief Financial Officer (“Named Executive Officers”) is described in the executive compensation tables of this Proxy. Shareholders are encouraged to carefully review the executive compensation sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, Shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Salisbury Bancorp, Inc.’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

26

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our Shareholders and encourage all Shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3 TO APPROVE, ON A NON-BINDING BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL, HOWEVER, THE RESULTS OF SUCH VOTE SHALL BE NON-BINDING.

PROPOSAL 4

TO VOTE, ON A NON-BINDING ADVISORY BASIS, ON THE FREQUENCY OF VOTING ON THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are providing a shareholder advisory vote to approve the compensation of the Named Executive Officers (the “say-on-pay” advisory vote in Proposal 3 above). Beginning with the 2013 Annual Meeting, we also asked shareholders to vote on the frequency of voting on the compensation of the Named Executive Officers every year, every two years or every three years. We are required to submit to shareholders the question of the frequency of advisory votes on the compensation of Named Executive Officers at least once every six years.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders elect, on an advisory basis, to hold a shareholder vote on the compensation of Salisbury’s Named Executive Officers every one, two or three years, as determined by the alternative that receives the highest number of votes.”

Accordingly, you may specify one of four choices for this proposal:

(i) every year;

(ii) every two years;

(iii) every three years; or

(iv) abstain from voting.

After careful consideration, the Board of Directors recommends that shareholder “say-on-pay” advisory votes on the compensation of the Named Executive Officers be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: Every Year, Every Two Years, Every Three Years or Abstain. Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

The advisory vote regarding the frequency of “say-on-pay” is non-binding on the Board of Directors, however, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” shareholder advisory votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “EVERY YEAR” WITH REGARD TO PROPOSAL 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE OPTION OF EVERY YEAR, EVERY TWO YEARS OR EVERY THREE YEARS THAT RECEIVES THE HIGHEST NUMBER OF VOTES CAST WILL BE THE FREQUENCY FOR THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION, HOWEVER, THE RESULTS OF SUCH VOTE SHALL BE NON-BINDING AND THE BOARD MAY DETERMINE IT IS IN THE BEST INTERESTS OF SHAREHOLDERS TO HOLD SUCH ADVISORY VOTE MORE OR LESS FREQUENTLY THAN THE OPTION APPROVED BY SHAREHOLDERS.

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OTHER BUSINESS

Salisbury is not aware of any business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the Shareholders is properly presented at the meeting, the holders of the Proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

You are encouraged to exercise your right to vote. You can vote your shares via the internet, toll-free telephone call, or by completing, signing and returning the enclosed proxy card for which a postage-prepaid return envelope is provided. In the event that you are later able to attend the Annual Meeting, you may revoke your Proxy and vote your shares in person. A prompt response will be helpful and your cooperation is appreciated.

A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2018, which includes the consolidated financial statements of Salisbury for the fiscal year ended December 31, 2018, is available on Salisbury’s website at salisburybank.com under “Shareholder Relations”. Copies may be obtained without charge by any Shareholder upon written request to: Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal that a Salisbury Shareholder wishes to have included in Salisbury’s Proxy Statement and form of Proxy relating to Salisbury’s 2020 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must be received by Salisbury’s Secretary at 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868 by December 6, 2019. A Shareholder wishing to submit a proposal must follow the procedures outlined in Rule 14a-8 of the Exchange Act and must satisfy the requirements set forth in Salisbury’s Bylaws. Accordingly, a Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Salisbury’s books, of the Shareholder proposing such business, (iii) the class and number of shares of Salisbury that are beneficially owned by the Shareholder, and (iv) any material interest of the Shareholder in such business. The Secretary may also require, in writing and prior to the meeting, any and all information about the Shareholder or the proposed matter which the Secretary determines in his or her discretion to be appropriate using the then current requirements of Regulation 14A under the Exchange Act. For business proposed to be brought before next year’s annual meeting by a Shareholder other than a proposal submitted in accordance with Rule 14a-8, such proposal must be received by the Secretary no later than forty-five (45) days prior to the date of the proxy statement released to shareholders in connection with the annual meeting in the prior year in order to be considered timely and must otherwise comply with the requirements set forth in Salisbury’s Bylaws. Nothing in this paragraph shall be deemed to require Salisbury to include in its Proxy Statement and form of Proxy for such meeting any Shareholder proposal which does not meet the requirements of the SEC in effect at the time.

SHAREHOLDER INFORMATION

Salisbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC is also available on Salisbury’s website at salisburybank.com under “Shareholder Relations”, “SEC Filings”. Copies may be obtained without charge by any Shareholder upon written request to: Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Salisbury’s Annual Report for the fiscal year ended December 31, 2018 accompanies this document and is not incorporated by reference.

BY ORDER OF THE BOARD OF DIRECTORS OF

SALISBURY BANCORP, INC.

Shelly L. Humeston

Secretary

Lakeville, Connecticut

April 8, 2019

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SALISBURY BANCORP, INC.

SALISBURY BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by 11:59 P.M. Eastern Time on May 14, 2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E64296-P21834-Z74652

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SALISBURY BANCORP, INC.

The Board of Directors recommends you vote FOR all of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David B. Farrell
02) Michael D. Gordon
03) Michael A. Varet

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To transact such other business as may properly come before the Annual Meeting, or any adjournment(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E64297-P21834-Z74652

REVOCABLE PROXY

SALISBURY BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SALISBURY BANCORP, INC.

The undersigned holder(s) of the Common Stock of Salisbury Bancorp, Inc. ("SAL") do nominate and appoint John F. Perotti and Arthur J. Bassin jointly and severally as proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of SAL, standing in our name on its books on March 15, 2019 at the Annual Meeting of its Stockholders to be held at The Hotchkiss School (Griswold Science Building, located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039 on Wednesday, May 15, 2019 at 4:00 p.m. Eastern Time or at any adjournment thereof with all power the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

SALISBURY BANCORP, INC.

SALISBURY BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on May 8, 2019. Have your ESOP Vote Authorization Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, ESOP Vote Authorization Forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to direct the voting of your ESOP Vote Authorization Form using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on May 8, 2019. Have your ESOP Vote Authorization Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your ESOP Vote Authorization Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by 11:59 P.M. Eastern Time, on May 8, 2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E64298-P21834-Z74652

KEEP THIS PORTION FOR YOUR RECORDS

THIS ESOP VOTE AUTHORIZATION FORM IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SALISBURY BANCORP, INC.

The Board of Directors recommends you vote FOR all of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) David B. Farrell
02) Michael D. Gordon
03) Michael A. Varet

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To transact such other business as may properly come before the Annual Meeting, or any adjournment(s) thereof.

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E64299-P21834-Z74652

ESOP VOTE AUTHORIZATION FORM
SALISBURY BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 15, 2019, 4:00 p.m., Eastern Time

The undersigned hereby directs the Trustee of the Salisbury Bank and Trust Company Employee Stock Ownership Plan (the "ESOP") to vote all shares of common stock of Salisbury Bancorp, Inc. (the "Company") allocated to the undersigned's account, for which the undersigned is entitled to direct the voting at the Annual Meeting of Stockholders to be held on May 15, 2019 at 4:00 p.m., Eastern Time, at The Hotchkiss School (Griswold Science Building, located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039 or at any adjournment thereof, as indicated on the reverse side of this form.

If this form is not returned in a timely manner, shares allocated to the participant's ESOP account will be voted in the same proportion as shares for which the Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked. If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

IF NO INSTRUCTION IS SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR ALL THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND A VOTE OF EVERY YEAR WITH REGARD TO PROPOSAL 4.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS ESOP VOTE AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, PLEASE PROVIDE YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, FOLLOWING THE INSTRUCTIONS IN YOUR ESOP VOTE AUTHORIZATION FORM.

Continued and to be signed on reverse side